EXHIBIT 99.1
Verso Announces Fourth Quarter and Year End 2007 Financial
Results
b

ATLANTA, GA – (April 15, 2008) – Verso Technologies, Inc. (NASDAQ: VRSO), a global provider of next generation network solutions, announced today its fourth quarter and year end 2007 financial results. For the fourth quarter 2007, the Company announced revenue of $12.4 million, gross margin of 18%, inclusive of an impairment charge of $2.3 million related to an acquired technology intangible asset, and cash and restricted cash on hand totaling $3.0 million at December 31, 2007. Non-GAAP operating expenses, which exclude one-time charges and non-cash stock-based compensation, were reduced by approximately $145,000 to $7.6 million, an approximate 2.0% reduction over the third quarter 2007 levels. Free cash flow from continuing operations improved by 41% over the third quarter of 2007. This represents the second consecutive quarter of improved free cash flow for the Company. The fourth quarter of 2007 was the second full quarter of financial results since the Company implemented the July 2007 operational restructuring initiatives.

The Company initiated its financial initiatives in the first quarter of 2008. The Company has entered into a letter of intent pursuant to which an investment fund has expressed its intent to provide the Company with an aggregate of $17 million of financing in the form of debt and equity. The Company and the investor are finalizing the terms of the initial preferred stock equity investment and the investor has pre-funded an initial $600,000 in good faith, which the Company has received and intends to use for general corporate purposes. The securities to be sold to the investment fund will be sold without registration under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Free cash flow from continuing operations (which is defined as net cash used in or provided by continuing operations less capital expenditures) for the fourth quarter of 2007 was a negative $1.7 million as compared to a negative $2.9 million for the third quarter 2007. Loss from continuing operations for the fourth quarter of 2007 was $10.2 million, or $0.15 per share, as compared to losses of $5.0 million and $0.08 per share for the previous quarter and $4.4 million and $0.11 per share for the fourth quarter 2006.

Total revenue for the fourth quarter of 2007 was $12.4 million, a sequential quarterly decrease of 5.3% from the $13.1 million reported in the third quarter of 2007 and 11.2% below the $14.0 million reported in the fourth quarter of 2006. Product revenue for the fourth quarter of 2007 was $9.1 million, which represent decreases of 6.1% over the third quarter of 2007 and 7.2% compared to product revenue of $9.9 million recorded in the fourth quarter of 2006. Services revenue was $3.3 million for the fourth quarter of 2007, compared to $3.4 million and $4.1 million for the third quarter 2007 and fourth quarter of 2006, respectively.

Non-GAAP gross profit for the fourth quarter of 2007 was $4.5 million compared to $5.0 million for the third quarter of 2007 and $5.9 million for the fourth quarter 2006. Gross profit margin on an adjusted basis for the fourth quarter of 2007 was 36%, as compared to the 38% gross margin realized in the third quarter of 2007 and 42% gross margin recorded in the fourth quarter of 2006.

Operating expenses were $10.8 million, or 87% of revenue in the fourth quarter of 2007 as compared to $8.4 million, or 64% of revenue in the third quarter of 2007 and $8.9 million, or 64% of revenue in the fourth quarter 2006. Operating expenses in the fourth quarter of 2007 included $2.9 million in impairment of goodwill costs associated with the Company’s acquisition of sentitO Networks and $325,000 in stock-based compensation. Non-GAAP operating expenses, which exclude impairment charges, restructuring expenses and stock-based compensation, were $7.6 million for the fourth quarter of 2007, or 61% percent of revenue. This compares to non-GAAP operating expenses of $7.6 million, or 54% of revenue, for the fourth quarter of 2006.

As of December 31, 2007, the Company had cash of $3.0 million, including $344,000 of restricted cash, and total debt of $20.2 million, including $10.1 million of indebtedness under the company’s $14.0 million credit facility.

For 2007, total revenues were $50.6 million compared to $42.5 million for 2006. For 2007, free cash flow from continuing operations was negative $10.5 million, compared to negative $9.4 million for 2006. The company had impairment charges related to intangible assets of $5.2 million in 2007 and none in 2006. The company had reorganization costs of $751,000 in 2007 and 674,000 in 2006 and non-cash stock based compensation expense of $1.4 million in 2007 and $852,000 in 2006. For 2007, gross profit margins were 32%, or $16.2 million, compared to 40%, or $17.2 million for 2006. Operating expenses for 2007 were $36.3 million, compared to $29.3 million for 2006. Operating expenses, excluding impairment charges, reorganization costs and non-cash stock based compensation for 2007 and 2006 were $31.3 million and $27.8 million, respectively. As a percent of revenue, operating expenses excluding impairment charges, reorganization costs and non-cash stock based compensation for 2007 was 61.7% compared to 65.3% in 2006. The net loss was $27.1 million, or $0.47 per share and $17.8 million, or $.51 per share for the years ended 2007 and 2006, respectively.

“The financial component of our restructuring has begun successfully with our partner Falcon Investors on terms that are favorable to our shareholders,” said Mark Dunaway, Chief Executive Officer, President, and Chief Operating Officer of Verso. “This is a company-friendly investor group that sees itself as our partner in turning the company around. This investment will not only provide us with the capital needed to take care of our current obligations, but will also provide us with an improved debt structure. We will continue to address our capital structure with the help of our financial partners over the near term and expect to make further positive changes that will be announced in the coming months. Our fourth quarter was disappointing largely due to the financial strain that the Company has been under. We experienced a similar impact on our first quarter 2008 revenue as well. You can expect to see us size this company appropriately to our revenue very quickly now. This latest development with our recapitalization is an important and positive step towards our goal of providing a stable financial platform upon which the Company can operate but it must be combined with a business that makes money in order for us to increase shareholder value. We look forward to updating you as our efforts progress. In the meantime, we continue to focus on lowering operating expenses and improving free cash flow in every way possible.”

Financial and Operational Highlights

▪
On April 15, 2008, the investment fund with which the Company has been negotiating the terms of an initial equity investment in the Company pre-funded a portion of its contemplated initial equity investment.

▪ The Company settled a legal proceeding for a total of $350,000, of which $100,000 will be payable on May 1, 2008 and $250,000 which was paid in common stock.

▪
The Company completed a small private placement in the first quarter of 2008 in order to make a payment of $730,000 to Clarent Corporation in exchange for its agreement to extend the due date of the principal amount of the Clarent note to not later than August 15, 2008. On March 31, 2008 the court with jurisdiction over the Clarent estate approved the extension.

▪ At December 31, 2007 the Company’s cash and restricted cash position was $3.0 million.

Major Customer Actions and Milestones

During the fourth quarter, and in recent weeks, the company announced the following major customer actions and milestones:

▪
The Company announced a worldwide reseller agreement with Nortel for the optimization of VoIP over WiMAX. The agreement calls for Verso to provide product installation, support, maintenance and other services to Nortel and its customers.

▪
The Company completed successful satellite interoperability tests for its backhaul solution with Hughes Network Systems. As a result, Verso’s optimized NetPerformer satellite solution will now be offered to wireless carriers worldwide for GSM and CDMA backhaul applications through Hughes.

▪
Verso and ADVANTECH announced successful interoperability testing for the optimization of cellular satellite backhaul. The ADVANTECH Satellite Networks open standard DVB-RCS satellite platform and Verso’s cellular optimized solution create a combined solution which allows 2G and 3G operators to offer new services to remote regions economically. The combined IP-based system has the ability to support other services such as WiFi or WiMAX, VoIP services, or the provision of internet connectivity.

▪
Verso announced a successful end-to-end WiMAX deployment of its MetroNet Bundle with Splendor Telecom of Beirut, Lebanon. Splendor is launching a unique service focusing on the Arab community abroad with a prepaid online account feature.

Verso Fourth Quarter Conference Call

The Company will hold its fourth quarter 2007 conference call today at 5 PM Eastern Time. During the call, Verso’s senior management will discuss the Company’s financial results for the fourth quarter and year end 2007 and respond to questions from participants. All interested individuals are invited to participate in the call by calling 1.866.269.9612 (U.S.) or 1.612.288.0340 (international). The conference code is 918243. If you are unable to participate in the live conference and would like to listen to a replay of the call, you may hear a digitized replay beginning on April 15, 2008 at 7:30 PM ET and ending on April 29, 2008 at 11:59 PM by calling 1.800.475.6701 and keying in the code 918243 or by going to the Verso company website, www.verso.com, and accessing a recording of the call under the “Investors” section of the website beginning on April 18, 2008.

About Verso Technologies

Verso is a global provider of next generation network solutions offering a core-to-edge product portfolio primarily for telecommunications service providers. The company’s products enable its customers to secure and optimize network bandwidth, generate additional revenue and reduce costs. Verso’s applications and services are cost effective, deploy quickly and provide a superior return on investment. For more information, contact Verso at www.verso.com or call 678.589.3500.

Forward Looking Statements

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words - "believe," "expect," "anticipate," "intend," "will," and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.  These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2007. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

Earnings Measurement Quality

The company provides supplemental information regarding its operational performance using certain non-GAAP financial measures including free cash flow and non-GAAP gross profit and operating expenses.  Free cash flow from continuing operations (“free cash flow”) reflects the company’s net cash flow from continuing operations activities less capital expenditures. Non-GAAP gross profit and operating expenses represent GAAP gross margin and operating expenses excluding charges that are considered by management to be outside of the company’s core operating results and certain non-cash expenses related to stock-based compensation. The company uses free cash flow and non-GAAP gross profit and operating expenses, among other measures, to evaluate its operating performance.

Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the company’s ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the company’s operating performance.  The company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the company’s investors and analysts in its industry for purposes of valuation and comparing the operating performance of the company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by continuing operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.

While non-GAAP financial measures are not an alternative to generally accepted accounting principles used in the United States (“GAAP”), the company’s management uses the non-GAAP financial measures to evaluate the company’s historical and prospective financial performance in the ordinary course of business.  The company believes that providing to the company’s investors the non-GAAP financial measures, in addition to the most comparable GAAP presentation, allows the investors to better evaluate the company’s progress and its financial results over time and to compare the company’s results with the results of the company’s competitors.

Investor Contact
Scott Kimball
Vice President of Investor Relations
Verso Technologies, Inc.
678.589.3579
Scott.Kimball@verso.com

Marketing Contact
Robin Hanscom
Marketing Manager
Verso Technologies Inc.
678.589.3576
Robin.Hanscom@verso.com

VERSO TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(in thousands, except share data)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Audited)
Revenue:
Products	$9,148	$9,863	$35,938	$27,880
Services	3,296	4,146	14,697	14,650
Total revenue	12,444	14,009	50,635	42,530

Cost of revenue:
Products:
Product costs	5,205	4,905	20,099	14,367
Amortization of intangibles	311	160	1,021	677
Impairment of acquired technology asset	2,250	-	2,250	-
Total cost of products	7,766	5,065	23,370	15,044
Services	2,434	3,041	11,076	10,319
Total cost of revenue	10,200	8,106	34,446	25,363
Gross profit	2,244	5,903	16,189	17,167

Operating expenses
General & administrative	3,700	3,266	13,017	10,653
Sales and marketing	1,929	2,229	8,886	8,234
Research and development	1,574	2,182	7,945	7,805
Depreciation and amortization	684	531	2,754	1,930
Impairment of goodwill	2,945	-	2,945	-
Reorganization expense	-	674	751	674
Total operating expenses	10,832	8,882	36,298	29,296
Operating loss from continuing operations	(8,588)	(2,979)	(20,109)	(12,129)

Other income (loss)	(52)	(14)	(305)	(22)
Equity in loss of investment	(24)	127	(139)	(1)
Interest expense, net	(1,551)	(1,489)	(6,146)	(5,624)

Loss from continuing operations before income taxes	(10,215)	(4,355)	(26,699)	(17,776)
Income taxes	-	-	-	-

Loss from continuing operations	(10,215)	(4,355)	(26,699)	(17,776)

Loss from discontinued operations	(350)	-	(350)	-

Net loss	$(10,565)	$(4,355)	$(27,049)	$(17,776)

Net loss per common share- basic and diluted:
Loss from continuing operations	$(0.15)	$(0.11)	$(0.47)	$(0.51)
Loss from discontinued operations	(0.01)	-	-	-

Net loss per common share- basic and diluted	$(0.16)	$(0.11)	$(0.47)	$(0.51)

Weighted average shares outstanding - basic and diluted	66,930,402	40,037,255	57,022,761	35,092,598

SELECTED BALANCE SHEET DATA

	December 31, 2007	December 31, 2006
	(Audited)	(Audited)

Cash and cash equivalents	$2,658	$1,134
Restricted cash	344	1,041
Accounts receivable, net	8,817	10,058
Inventories	6,615	7,184
Total current assets	20,930	21,498
Total assets	34,263	36,849
Credit facility, current portion	8,440	3,945
Current portion of convertible debentures	5,906	3,375
Notes payable, current portion	2,985	-
Total current liabilities	33,130	21,536
Credit facility, net of current portion	1,688	3,938
Convertible debentures, net of current portion	1,170	4,700
Notes payable, net of current portion	-	2,862
Total debt	20,189	18,820
Total liabilities	36,657	34,170
Total shareholders' equity (deficit)	(2,394)	2,679

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited, in thousands)

Free cash flow from continuing operations (“free cash flow”) reflects the Company’s net cash flow from continuing operations activities less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by continuing operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.

The Company provides below a reconciliation of net cash used in continuing operations to free cash flow from continuing operations, the most directly comparable amount reported under GAAP. In addition, the Company has provided a reconciliation of GAAP gross profit to non-GAAP gross profit and GAAP operating expenses to non-GAAP operating expenses which excludes charges such as stock-based compensation and one-time items such as reorganizational costs and impairment charges related to intangible assets.

	For the three months ended			For the year ended
	December 31,		September 30,	December 31,
	2007	2006	2007	2007	2006

Reconciliation of Net Cash used in Continuing Operations to Free Cash Flow from Continuing Operations:
	$(1,669)	$(895)	$(2,828)	$(9,870)	$(9,002)
Less: Capital expenditures	(64)	(65)	(109)	(312)	(351)

Free Cash Flow from continuing operations	$(1,733)	$(960)	$(2,937)	$(10,182)	$(9,353)

	For the three months ended			For the year ended
	December 31,		September 30,	December 31,
	2007	2006	2007	2007	2006
Gross Profit:
GAAP gross profit	$2,244	$5,903	$5,021	$16,189	$17,167
Add: Impairment of acquired technology asset	2,250	-	-	2,250	-
Non-GAAP gross profit	$4,494	$5,903	$5,021	$18,439	$17,167

	For the three months ended			For the year ended
	December 31,		September 30,	December 31,
	2007	2006	2007	2007	2006
Operating Expenses:
GAAP operating expenses	$10,832	$8,882	$8,445	$36,298	$29,296
Less: Stock-based compensation	325	652	376	1,350	852
Less: Reorganization costs	-	674	362	751	674
Less: Impairment of goodwill	2,945	-	-	2,945	-
Non-GAAP operating expenses	$7,562	$7,556	$7,707	$31,252	$27,770